Wm. WRIGLEY Jr. Company
Wrigley Building  -  410 North Michigan Avenue  -  Chicago,
Illinois 60611

NOTICE OF ANNUAL MEETING
To the Stockholders:

	The Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held at the University of Chicago, Gleacher Center, 450 North Cityfront Plaza Drive, Sixth Floor, Chicago, Illinois, on Thursday, March 8, 2001, at 9:00 a.m., Central Standard Time, for the following purposes:

	1. To elect the full Board of eight directors;

	2. To ratify the appointment of independent auditors for the year ending December 31, 2001; and

	3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

	Stockholders of record at the close of business on Friday, January 12, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
	Your copy of the 2000 Annual Report of the Wm. Wrigley Jr.
Company is enclosed.

	YOU CAN HELP YOUR COMPANY PREPARE FOR THE ANNUAL MEETING BY VOTING YOUR PROXY AS SOON AS POSSIBLE. YOU MAY VOTE YOUR PROXY
BY MARKING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND
RETURNING IT AS SOON AS POSSIBLE. FOR YOUR CONVENIENCE, A RETURN
ENVELOPE IS ENCLOSED WITH POSTAGE PAID. OR, YOU CAN VOTE
ELECTRONICALLY OVER THE TELEPHONE OR THE INTERNET AS DESCRIBED
ON THE ACCOMPANYING PROXY CARD.
By Authorization of the Board of Directors,
			HOWARD MALOVANY, Secretary and General Counsel
Chicago, February 6, 2001

YOUR VOTE IS IMPORTANT.  WHETHER YOU OWN ONE SHARE OR MANY, YOUR
PROMPT COOPERATION IN VOTING YOUR PROXY IS GREATLY APPRECIATED.

<ENTER>

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF THE
WM. WRIGLEY JR. COMPANY
TO BE HELD ON MONDAY, MARCH 6, 2000

TABLE OF CONTENTS


			PAGE
General.....................................................		  1
Proposal 1 -- Election of Directors.........................		  2
	Security Ownership of Directors and Executive Officers....		  4
	Security Ownership of Certain Beneficial Owners...........		  5
	Meetings and Committees of the Board......................		  6
	Compensation of Directors.................................		  6
Proposal 2 -- The Ratification of the Appointment of Ernst &
	Young LLP as Independent Auditors.........................		  7
Executive Compensation......................................		  7
	Compensation Committee Report on Executive Compensation...		  7
	Five Year Total Stockholder Return........................		 11
	Summary Compensation Table................................		 12
	Wrigley Stock Option Program..............................		 13
	Long-Term Stock Grant Program.............................		 14
	Pension Plan..............................................		 15
Certain Transactions........................................		 15
Audit Committee Disclosure..................................		 16
Compliance with Section 16(a) of the Exchange Act...........		 17
Stockholder Proposals for the 2002 Annual Meeting of Stockholders 17
Other Business		 17



<ENTER>

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M., THURSDAY, MARCH 8, 2001
GENERAL
	SOLICITATION OF PROXIES. The accompanying proxy is solicited by and on behalf of the Board of Directors (the
"Board") of the Wm. Wrigley Jr. Company (the "Company") in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. on Thursday, March 8, 2001, and at any adjournments thereof. The principal executive offices of the Company are located in the Wrigley Building at 410 North Michigan Avenue, Chicago, Illinois 60611. This proxy statement, the enclosed proxy card and a copy of the Company's Annual
Report to Stockholders for the fiscal year ended December 31, 2000 are being mailed on or about February 6, 2001 to stockholders of record as of January 12, 2001.
	COSTS OF SOLICITATION. The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common and Class B Common Stock.
	OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on January 12, 2001 are entitled to notice of and to vote at the Annual Meeting. As of January 12, 2001, there were 90,953,118 shares of Common Stock and 21,943,247 shares of Class B Common Stock outstanding and entitled to notice and to vote. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on each matter presented to the stockholders.
	VOTE REQUIRED FOR APPROVAL. Shares of both classes of Common Stock will vote together as a single class with respect to the election of directors, and the ratification of appointment of independent auditors. Under the Company's By-laws, the election of directors and the ratification of the appointment of independent auditors each require the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented at the Annual Meeting in person or by proxy. Votes may be cast by a stockholder in favor of the nominees or withheld. Votes may be cast by a stockholder in favor of or against the ratification of appointment of independent auditors or a stockholder may elect to abstain.
Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.
	VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by the Company prior to the Annual Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Annual Meeting will be voted FOR the election of all nominees for director, and FOR the ratification of the appointment of the independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the Annual
Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the envelope enclosed for that purpose. Stockholders of record can also give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are included with the enclosed proxy card. The use of Internet voting and the Company's voting procedures comply with applicable state law.

<ENTER>

PROPOSAL 1
ELECTION OF DIRECTORS
	The annual election of the Board will take place at the Annual Meeting. At its meeting held on January 23, 2001, the Board approved the recommendation of the Nominating Committee that eight directors be elected for the ensuing year at the March 8, 2001 Annual Meeting.

	Each of the eight nominees, if elected, will serve on the Board until the next annual meeting or until their successors shall be duly elected and qualified in accordance with the By-laws. All nominees are presently members of the Board. If any of the eight nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person or persons as may be designated by the Board or the proxy committee. Management has no reason to believe that any of the nominees named below will be unable to serve.

	Approval of the nominees for election to the Board will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as a single class.



John F. Bard

JOHN F. BARD PHOTO	Mr. Bard, 59, a Director of the
		Company since 1999, was Senior Vice
		President from 1991 until 1999 and
		Executive Vice President from 1999
		until 2000, when he retired from the
		Company.

Thomas A. Knowlton
THOMAS A. KNOWLTON PHOTO	Mr. Knowlton, 54, a Director of the
		Company since 1996, has, since 2000,
		been Dean of the Faculty of Business at
		Ryerson Polytechnic University, Toronto,
		Canada. He was Executive Vice President
		of the Kellogg Company from 1992 until
		1998 and was President-Kellogg North
		America from 1994 until 1998.  Mr.
		Knowlton is Chairman of the Compensation
		Committee and is also a member of the
		Audit Committee.

Penny Pritzker
PENNY PRITZKER PHOTO	Ms. Pritzker, 41, a Director of the
		Company since 1994, has been Chairman of
		Classic Residence by Hyatt, an affiliate
		of Hyatt Corporation, since 1987 and
		President of Pritzker Realty Group L.P.,
		which acts as an investment advisor in
		the acquisition and development of real
		estate.  Ms. Pritzker is also a private
		investor.  Ms. Pritzker is Chairman of
		the Nominating Committee and a member of
		the Compensation Committee.

<ENTER>


Melinda R. Rich

MELINDA R. RICH PHOTO	Ms. Rich, 43, a Director of the Company
		since 1999, has been President of Rich
Rich Entertainment Group since 1994, an Executive Vice President of Innovation since 1997, and, since 1998, a Director of Rich Products Corporation. Rich Products Corporation, Buffalo, New York, is a multinational, privately-held, family-owned manufacturer and distributor of non-dairy and frozen food products. Ms. Rich is also a Director of M&T Bank Corporation, Buffalo, New York. Ms. Rich is a member of the Audit Committee.
Steven B. Sample
STEVEN B. SAMPLE PHOTO	Dr. Sample, 60, a Director of the
		Company since 1997, has been President
of the University of Southern California since 1991. Dr. Sample is a Director of Unova, Inc., AMCAP Fund
Inc., American Mutual Fund, Inc. and Advanced Bionics Corporation. Dr. Sample is a member of the
Compensation and Nominating Committees.
Alex Shumate
ALEX SHUMATE PHOTO	Mr. Shumate, 50, a Director of the
		Company since 1998, has been a partner
of the law firm Squire, Sanders & Dempsey, L.L.P., resident in Columbus, Ohio, since 1988, and its Managing
Partner since 1991. Mr. Shumate is also a Director of The Limited, Inc. Mr. Shumate is a member of the
Audit and Compensation Committees.
Richard K. Smucker
RICHARD K. SMUCKER PHOTO	Mr. Smucker, 52, a Director of the
		Company since 1988, has been President
and a Director of The J.M. Smucker Company, a manufacturer of food spreads and food spread-related items, since 1987 and 1975, respectively. Mr. Smucker is also a Director of The Sherwin-Williams Company and
International Multifoods, Inc. Mr. Smucker is Chairman of the Audit Committee and a member of the
Nominating Committee.
William Wrigley, Jr.
WILLIAM WRIGLEY, JR. PHOTO	Mr. Wrigley, Jr., 37, a Director of the
		Company since 1988, has been President
		and Chief Executive Officer since 1999,
was Vice President of the Company from 1991 to 1999 and was Assistant to the President from 1985 to 1992.
Mr. Wrigley, Jr. is also a Director of The
J. M. Smucker Company and divineInterventures, Inc.



YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL DIRECTORS.
<ENTER>

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
	The following table sets forth the beneficial ownership of Company Common Stock and Class B Common Stock as of January 12,
2001, for each director and nominee, the Chief Executive
Officer, the next four most highly compensated executive officers, and for all directors and executive officers as a group.




								OPTIONS CURRENTLY
COMMON STOCK	EXERCISABLE	CLASS B
					NAME               COMMON STOCK(1)	  UNITS(2)	WITHIN 60 DAYS	STOCK*

John F. Bard(3)                     4,693	   16,628		   7,250	0
Thomas A. Knowlton                  2,500		1,896		       0	0
Penny Pritzker                        200		7,143		       0	0
Melinda R. Rich                       592		1,044		       0	0
Steven B. Sample                    1,000		1,415		       0	0
Alex Shumate                          100		1,083		       0	0
Richard K. Smucker                  3,634	   14,602		       0	0
William Wrigley, Jr.           19,447,637(4)		2,175		  14,000          12,352,785(4)
Peter R. Hempstead                      0		4,024		  15,000	0
Ronald V. Waters                        0		3,704		  15,000	0
Gary E. McCullough                      0		    0		  10,000	0
Christafor E. Sundstrom            17,877(5)		4,958		   3,500           4,492(5)

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (32)                19,597,253(6)	  141,586		  94,750          12,373,037




(1) Includes restricted shares held by directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting
	and investment power with respect to the shares shown. No director or executive officer, except Mr. William Wrigley, Jr., owns more than one tenth of one percent of the total outstanding shares of either class of Common Stock. Mr. William Wrigley, Jr., beneficially owns 21.38% of the shares of Common Stock outstanding and 56.29% of the shares of Class B Common Stock outstanding.

(2) Includes the non-voting share units credited to the account of the named individual or members of the group, as applicable, under the Director's Deferred Compensation Plan and the Stock Deferral Plan for Non-Employee Directors, a complete description of which is set forth under the heading "Compensation of Directors" in this proxy statement or pursuant to deferred compensation elections under the Company's other compensation plans.
(3) John F. Bard retired from the Company on 6/1/00, but is still a member of the Board.
(4) Includes 19,189,999 shares of Common Stock and 12,239,916 shares of Class B Common Stock held by a corporation and various trusts for the benefit of Mr. Wrigley, Jr. and members of his family. Mr. Wrigley, Jr. has sole voting and investment power over the shares listed with the exception of 734,832 shares of Common Stock and 367,416 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has shared investment power and as to a portion of which he has no voting power. In a complaint filed on January 8, 2001 against Mr. Wrigley, Jr. and the other defendants named therein, the plaintiff alleges that Mr. Wrigley, Jr. does not have any voting or investment power (whether sole or shared) over an aggregate of 7,240,824 shares included in the table above. These shares are comprised of 4,827,216 shares of Common Stock and 2,413,608 shares of Class B
Common Stock, as to which Mr. Wrigley, Jr. believes he is vested with sole voting and investment power. Mr. Wrigley, Jr. has informed the Company that he believes the allegations in the complaint are erroneous and that he therefore will defend the action. Of the total shares shown for Mr. Wrigley, Jr., he disclaims any beneficial interest in 15,422,915 shares of Common Stock and 8,835,895 shares of Class B Common Stock.

(5) Includes 8,098 shares of Common Stock and 2,688 shares of Class B Common Stock held by Mr. Sundstrom's wife.
(6) Includes 748,959 shares of Common Stock and 370,140 shares of Class B Common Stock over which members as a group share voting or investment power.
* Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming an individual, or the group, converts the shares of Class B Common Stock held by such individual or group into shares of Common Stock, the percentage of Common Stock owned beneficially by Mr. William Wrigley, Jr. would be 30.78% and 30.94% for all directors and executive officers as a group. No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as the result of such conversion.
<ENTER>

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
	As of January 12, 2001, the Company's records and other information made available by outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock or Class B Common Stock.


                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
							                            CLASS B
					                     COMMON STOCK                               COMMON STOCK
NAME                           SHARES          PERCENT OF CLASS         SHARES       PERCENT OF CLASS
Edna Jean Offield (1)
  410 North Michigan Avenue
  Chicago, Illinois 60611      2,951,265              3.24             2,955,068         13.47

William Wrigley, Jr.(2)
  410 North Michigan Avenue
  Chicago, Illinois 60611     19,447,637             21.38            12,352,785         56.29

     Due to their substantial stock holdings, the Offield family and Mr. Wrigley Jr., may each be deemed a "control person" of the Company under applicable regulations of the Securities and Exchange Commission. James and Paxson Offield are the sons of Edna Jean Offield.

(1) Of the shares listed, Edna Jean Offield has sole voting and investment power over 396,120 shares of Common Stock; James
S. Offield has sole voting and investment power over 4,722 shares of Common Stock and 15,002 shares of Class B Common Stock; and Paxson H. Offield has sole voting and investment power over 59,701 shares of Common Stock and 10,299 shares of Class B Common Stock. Also, of the shares listed, Edna
Jean Offield, James S. Offield and Paxson H. Offield share voting and investment power over 1,699,267 shares of Common Stock held in various family trusts and by a charitable foundation and 1,686,120 shares of Class B Common Stock held in various family trusts; Edna Jean Offield and James S. Offield share voting and investment power over 53,875 shares of Common Stock held in various family trusts and 226,848 shares of Class B Common Stock held in various family trusts; Edna Jean Offield shares with other parties voting and investment power over 387,636 shares of Common Stock and 655,200 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield shares with other parties voting and investment power over 349,944 shares of Common Stock and 361,599 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, Edna Jean Offield disclaims beneficial ownership of 1,485,256 shares of Common Stock held in the trusts and by the foundation and 1,854,480 shares of Class B Common Stock held in the trusts; James S. Offield disclaims beneficial ownership of 1,544,361 shares of Common Stock held in various family trusts and by the foundation and 1,385,664 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield disclaims beneficial ownership of 1,921,536 shares of Common Stock held in various family trusts and by the foundation and 1,576,503 shares of Class B Common Stock held in various family trusts.

(2) See footnotes (1) and (4) on page 4.

 * Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 6.29% for the Offield Family and 30.78% for Mr. William Wrigley, Jr.
    In addition to the stockholders set forth on the previous page, Putnam Fiduciary Trust Company holds 2,770,154 shares (3.05%) of Common Stock and 474,463 shares (2.16%) of Class B Common Stock as Trustee (the "Trustee") under the Special Investment and Savings Plan for Wrigley Employees (the "SISP"). In accordance with the terms of the SISP, the Trustee must vote the shares as directed by proxies submitted by participants.

<ENTER>

MEETINGS AND COMMITTEES OF THE BOARD
	The Board has three standing Committees: Audit, Compensation and Nominating.

	Audit Committee. This Committee has four non-employee independent directors and met three times in 2000. It annually recommends to the Board the appointment of independent auditors and reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting and internal controls; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board.

	Compensation Committee. This Committee has four non-employee independent directors and met four times in 2000. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President and Chief Executive Officer; sets and administers the terms and policies of the Company's Management Incentive Plan (and underlying programs); determines annually whether or not an Executive Incentive Compensation Program should be established for the succeeding year; and performs any other functions or duties deemed appropriate by the Board.

	Nominating Committee. This Committee has three non-employee independent directors and met four times in 2000.
It considers and proposes director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate by the Board.

	The Nominating Committee will accept for consideration stockholders' nominations for directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Chairman of the Nominating Committee at the Company's headquarters and must be received no later than October 9, 2001 in order to be considered for the next annual election of directors.

		During 2000 there were five meetings of the Board. All directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

<ENTER>

COMPENSATION OF DIRECTORS

		For 2000, non-employee directors received an annual cash retainer of $40,000. Each Board committee chair receives an additional annual retainer of $5,000. There are no additional fees for attending Board and Board committee meetings or serving on a Committee of the Board. Directors who are employees of the Company receive no compensation for services as Directors.

	A Deferred Compensation Plan for Non-Employee Directors has been in effect since 1983. Under the plan, participants may defer up to 100% of their total retainer fees. Such deferred amounts are generally distributed at the earlier of age 70 or retirement in a lump sum or in equal annual installments over a period not to exceed fifteen years, or in a combination thereof at the Director's election. Deferred amounts may be invested, through a grantor trust, in the form of share units (each share unit is equivalent to a share of the Company's Common Stock) or money credits deposited in one or more funds offered by the plan trustee.

	The Stock Deferral Plan for Non-Employee Directors has been in effect since 1988. This plan is designed not only to provide a deferred benefit for non-employee directors, but also to increase the Directors beneficial ownership in the Company and more closely tie their interest in the long-term growth and profitability of the Company with that of the stockholders. Following the conclusion of each business year there is credited to the deferred stock accounts of each non-employee director a number of share units with a value equivalent to the stated value of the annual Board retainer in effect on the last business day of such year. Dividend equivalents, equal in value to dividends paid on the Company's Common Stock, are also credited on the share units accumulated in the plan, and converted into additional units. Participants receive upon retirement actual shares, either in a lump sum or over a period not to exceed fifteen years. In accordance with the plan, each participant's account was credited with 416 share units on January 2, 2001. The aggregate number of share units accumulated by each non-employee director from the inception of the plan in 1988 appears in the "Common Stock Units" column in the table under the heading "Security Ownership of Directors and Executive Officers" on page 4.

	The Company maintains a Non-Employee Directors' Death Benefit Plan pursuant to which a director's beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the plan, a director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance to fund the cost of the plan.

<ENTER>

PROPOSAL 2
THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS

	At its meeting of October 25, 2000, the Audit Committee recommended the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2001. At a meeting of the Board on January 23, 2001, the directors accepted the recommendation of the Audit Committee and appointed Ernst & Young LLP, subject to ratification by the stockholders, to examine the 2001 consolidated financial statements of the Company. Accordingly, the stockholders will be asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as a single class.

	It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions.
YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.
<ENTER>

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
	The Compensation Committee of the Board (the "Committee") is responsible for establishing the base salary of the Company's
President and Chief Executive Officer and for setting and administering the terms and policies of the Company's Management
Incentive Plan.
COMPENSATION PRINCIPLES

	The Committee believes that the most effective executive compensation program is one that provides incentives to achieve specific annual, long-term and strategic goals of the Company, with the ultimate objective of enhancing stockholder value. The Committee believes executive compensation should include cash and equity-based programs that reward performance as measured against these goals. Additionally, the Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated to ensure the Company remains competitive and maintains its ability to attract and retain superior key employees.

	Annual incentive-based cash and equity executive compensation is structured to encourage achievement, initiative, innovation, communication and teamwork. Also, ownership and retention of the Company's Common Stock by key employees helps to more directly align their interests with those of the stockholders.

BASE SALARIES

	The Committee sets the base salary, incentive and any other compensation of the President and Chief Executive Officer. The base salaries of the Company's next four most highly compensated senior executive officers and all other elected officers are determined by the President and Chief Executive Officer. The same principles used in setting the base salary range of the Chief Executive Officer and the other senior executive officers are also used for all other salaried employees to ensure that salaries are fairly and competitively established. Base salary ranges are determined for each position using three criteria: accountability, know-how, and problem-solving ability. These ranges are then compared to independently obtained salary surveys. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 120% of the competitive median base salaries.

	The Committee administers Mr. Wrigley, Jr.'s salary and receives an annual analysis from the Company's Compensation Manager on all aspects of Mr. Wrigley, Jr.'s remuneration and its relationship to comparative survey data. During its review, the Committee primarily considers the Company's overall performance (including unit sales, earnings growth, and total stockholder return), adherence to the Company's strategic plan, the development of sound management practices, and the succession of skilled personnel. Mr. Wrigley, Jr.'s last increase was effective October 2000.

MANAGEMENT INCENTIVE PLAN

	The Wm. Wrigley Jr. Company 1997 Management Incentive Plan (the "MIP"), approved by shareholders at the 1997 Annual
Meeting, is a flexible omnibus plan, consisting of several programs (the "MIP Programs") designed to provide the Committee with various cash and equity-based incentive compensation tools to promote achievement by key employees and allow them to participate in the long-term growth and profitability of the Company. As considered appropriate by the Committee, it may grant participants shares of the Company's Common Stock, share units, stock options, stock appreciation rights, performance units, performance bonuses, or any combination; establish any conditions or restrictions; and provide for deferral pursuant to written elections made by the participants prior to the commencement of a plan year or cycle.

	Any award of stock under the MIP Programs is at the fair market value at the time of the award. Stock grants were awarded by the Committee in January and February 2000, under MIP Programs for 1999 fiscal year performance and the five year performance cycle ending in 1999, respectively. Awards, if any, to be granted in January or February 2001 for 2000 fiscal year performance or the five year performance cycle ending in 2000, respectively, will be made under the programs of the 1997 MIP described below (or identical programs under the predecessor incentive plan):

<ENTER>

	Executive Incentive Compensation Program. An annual incentive compensation program under the omnibus MIP, the Executive Incentive Compensation Program ("EICP"), and those key employees eligible to participate in the EICP, are considered and approved by the Committee prior to the beginning of each fiscal year.

	The EICP is designed to encourage initiative and creativity in the achievement of annual corporate, personal and unit goals, and to foster effective teamwork. It also enables the Company, without inflating base salaries, to attract and retain highly skilled managers and competitively reward them with variable performance-measured cash compensation.

	The EICP adopted for 2000 included various incentive levels based on the participant's accountability and impact on Company operations, with target award opportunities ranging from 20% to 95% of participants base salary. Awards for actual performance, if earned, may range from 50% below to 75% above the established target award.

	Each participant is assigned performance elements based on the participant's accountability and impact on overall operations. Personal performance for all participants is weighted at 25% of target. An operational performance element, if assigned, may vary from 25 to 50% of target. For all participants, a corporate performance element is also included, which may vary from 25 to 75% of target. In rating the performance of Mr. Wrigley, Jr., the Committee's evaluation is primarily based on corporate performance and his personal performance, as well as his overall effectiveness in guiding the affairs of the Company and progress toward longer-range objectives and strategies.

	Under the EICP for 2000, the corporate performance element consisted of an increased unit volume goal over the prior year with a relative weight of 25% of the total element, an increased earnings per share goal over the prior year with a relative weight of 50% and a combined return on equity and sales revenue growth goal with a relative weight of 25%. Any awards to be made under the EICP for performance in 2000 will be determined and paid by the Committee in February 2001 and will be reported in the next proxy statement.

	The EICP adopted for 1999 had a corporate performance element consistent with the above but without the combined return on equity and sales revenue growth goal. At its meeting of February 14, 2000 the Committee reviewed all corporate goals for the year ended December 31, 1999 and determined that the award for 1999 performance was below the established target award for the corporate element. Awards made thereunder to the Chief Executive Officer and the next four most highly compensated executive officers are shown in column (d) of the Summary Compensation Table on page 12 as 1999 compensation.

	An EICP for 2001 was approved by the Compensation Committee at its October 25, 2000 meeting. Any awards under the 2001 EICP will be determined in February 2002.

	Participants may defer all or any part of their EICP award and have such amounts credited to their deferral account as share units or money credits, or a combination of both, in accordance with procedures set forth in the deferral program under the EICP.

	Long-Term Stock Grant Program. The Long-Term Stock Grant Program, established in January 1993, provides an opportunity for executive officers and certain other designated key employees to increase their stake in the Company through grants of Common Stock. The program provides participants with target stock grant opportunities ranging in value from 25% to 65% of base salary. Actual awards, if earned, may range from 50% below to 50% above target depending on performance which is measured by comparing the Company's total stockholder return to the total stockholder return for the S&P's 500 Food Group for the applicable performance period. Awards are earned at the target level if the Company's total stockholder return equals the S&P's 500 Food Group total stockholder return for such period. The aggregate value of shares awarded to all participants for a specific period is limited to not more than nine-tenths of one percent (0.9%) of the Company's average annual growth in total stockholder value during any such period.

	Any shares awarded under this program are restricted as to transfer or sale until one year after the date the shares were awarded, except in cases of retirement, disability, or death.
Voting and


<ENTER>
dividend rights inure to the recipient upon award.
Alternatively, prior to any such grant cycle, participants may elect to defer receipt of all or any portion of their awards in the form of share units. After one year following award, participants may transfer any amount deferred to other investment options available under a grantor trust for which Putnam Fiduciary Trust Company is the Trustee.

	On February 14, 2000 the Committee determined that the performance ratio of the Company's total stockholder return to the total stockholder return for the S&P's 500 Food Group over the five year cycle 1995-1999 approximately equaled the target level. Awards granted on February 14, 2000 for the 1995-1999 cycle to the Chief Executive Officer and the next four most highly compensated executive officers appear in column (e) of the Summary Compensation Table on page 12 as 1999 compensation.

	Awards, if any, for the five year cycle 1996-2000, will be determined by the Committee at its meeting in February 2001 and any awards will be reported in the next proxy statement. A grant under this program for the 2000-2004 performance cycle was also approved by the Committee on February 14, 2000 and is indicated in the Long-Term Stock Grant Program table on page 14.
	Stock Award Program. Under this program, EICP participants may be awarded shares of the Company's Common Stock comparable in value to the present value of 1.5% of the participant's average EICP award received in the prior three years multiplied by such participant's years of service, and reduced by the present value of prior awards under this program.
	Awards granted to the Chief Executive Officer and the next four most highly compensated executives on January 26, 2000 for fiscal year 1999 appear in column (e) of the Summary
Compensation Table on page 12 as 1999 compensation. Awards for services in 2000 were determined in January 2001 and are reflected in column (e) of the Summary Compensation Table on page 12 as 2000 compensation.
	Additionally, those EICP participants who are not eligible to participate in The Special Investment and Savings Plan for Wrigley Employees (a typical defined contribution plan) are eligible to receive an additional award equal to 5% of their base salary.
	Participants may elect to receive these benefits in the form of shares of Common Stock and may receive or reinvest dividends thereon, with the shares being subject to restriction on sale or transfer until the January following termination of employment, unless due to death or retirement. Alternatively, participants may elect to defer all or any portion of this benefit in the form of share units.
	Wrigley Stock Option Program. The Wrigley Stock Option Program, established in May 1999, provides an opportunity for executive officers and certain key executives to buy and maintain an equity interest in the Company, aligning the optionee's interest with that of stockholders. The value of the options increase only if the share price increases over the grant price.
	In 2000, 828,500 shares were granted at the market price on the date of grant. The majority of the options vest 25% per year over the first four years of the option term and have a ten year term. Options continue to vest according to their terms after termination of employment as a result of death (subject to a one year limitation), disability or retirement.
	Information regarding stock options granted to or exercised by the Chief Executive Officer and the next four most highly compensated executive officers in 2000 is shown in the tables titled "Option/ SAR Grants in Last Fiscal Year" and "Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values" on pages 13 and 14, respectively, of this proxy statement.
<ENTER>

DEDUCTIBILITY OF EXECUTIVE COMPENSATION
	During 2000, the Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation paid to the executive officers named in the Summary Compensation Table. All such compensation paid by the Company during 2000 was fully deductible for federal income tax purposes.

THE COMPENSATION COMMITTEE
Thomas A. Knowlton, Chairman
Penny Pritzker
				Steven B. Sample
				Alex Shumate
FIVE YEAR TOTAL STOCKHOLDER RETURN
	The following indexed graph and table indicate the Company's total stockholder return for the five year period ending December 31, 2000 as compared to the total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's 500 Food Group Index, assuming a common starting point of 100. Total stockholder return for the Company, as well as for the Indices, is determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment) and
(b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. Please note that the graph and table are five year historical representations and, as such, are not indicative of future performance relative to the Indices.

TOTAL STOCKHOLDER RETURNS
(DIVIDENDS REINVESTED)


[LINE GRAPH]




                           1995    1996    1997    1998    1999    2000
Wrigley                    100      109     157     179     169     199
S&P 500 Composite Index    100      123     164     211     255     232
S&P 500 Food Group Index   100      118     170     184     145     183




<ENTER>

SUMMARY COMPENSATION TABLE
	The following table sets forth the total cash and non-cash compensation in each of the last three years ended December 31 for the Company's Chief Executive Officer and the next four most highly compensated executive officers.



								LONG-TERM
							 COMPENSATION
			            ANNUAL COMPENSATION(1)				AWARDS
              (A)                        (B)     (C)         (D)              (E)              (F)
								RESTRICTED
NAME AND					STOCK            ALL OTHER
PRINCIPAL					AWARD(S)         COMPENSATION
POSITION	YEAR   SALARY($)   BONUS($)(2)		($)(3)(4)        ($)(5)
William Wrigley, Jr.(1)	2000		637,500       --				62,508	-0-
President & CEO	1999		487,417     255,894			432,028	-0-
				1998		229,917     111,050			126,796	-0-
Peter R. Hempstead(6)	2000		402,500       --				29,993        211,004
Senior Vice
President -- International	1999		 66,667     43,334			300,366	-0-

Ronald V. Waters(6)	2000		381,250       --				51,032         96,000
Senior Vice President	1999		 93,750     60,938			278,389         35,745
and Chief Financial Officer

Gary E. McCullough(6)	2000		312,500       --				24,951         99,484
Senior Vice President -- Americas

Christafor E. Sundstrom	2000		235,977       --				40,770	-0-
Vice President -- Product	1999		221,045     112,831			184,937	-0-

& Technical Development	1998		201,594     115,986			140,019	-0-




(1) While each of the named executive officers received certain personal benefits in the years shown, the value of these benefits did not exceed, in the aggregate for any executive officer, the minimum reportable amount, except for Mr. Wrigley, Jr. who, in 2000, received personal benefits totaling $79,940, of which $57,791 was, pursuant to a resolution of the Board of Directors, for the personal use of the corporate aircraft. Information regarding securities underlying stocks options is set forth on page 13 in the table titled "Option/SAR Grants in Last Fiscal Year."

(2) Amounts shown in column (d) are the cash awards to the named individuals under the Executive Incentive Compensation Program (including any amounts deferred). Awards to be paid for 2000 performance, if any, are not determined as of the latest practicable date, and if paid will be reported in the next proxy statement.
(3) The figures in column (e) for 2000 represent the fair market value of awards of stock at the time of the award (prior to any deduction for withholding taxes) under the Stock Award Program. Awards for 2000 under the Long-Term Stock Grant Program, if any, are not determined as of the latest practicable date, and if paid will be reported in the next proxy statement.
(4) The figures in column (e) for 1999 and 1998 represent the fair market value of awards of stock at the time of the award (prior to any deduction for withholding taxes) under the former Alternate Investment and Savings Program and the Stock Award Program for 1999 and 1998, respectively, and under the Long-Term Stock Grant Program for the five year performance cycle ending December 31, 1999 and December 31, 1998, respectively.

The aggregate number of shares and share units, and the dollar value of them combined (net of any withholding for tax purposes) awarded from the inception of the Stock Award Program, the Long-Term Stock Grant Program and through deferral elections under the Management Incentive Plan (and its predecessor) as of December 31, 2000 are as follows: William Wrigley, Jr., 11,829 shares and 2,175 share units ($1,341,765); Peter R. Hempstead, 0 shares and 4,025 share units ($385,647); Ronald V. Waters, 0 shares and 3,704 share units ($354,892) and Christafor E. Sundstrom, 6,387 shares and 4,957 share units ($1,086,903). All shares of stock or share units vest upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company's Common Stock. Shares awarded under the Long-Term Stock Grant Program are restricted for a period of one year following award. Shares awarded under the Stock Award Program are restricted until the January following termination of employment, unless due to death or retirement.

<ENTER>

(5) Includes the value of corporate-paid life insurance premiums under the Senior Executive Life Insurance Plan, interest earned during the year on sums accumulated since 1984 in deferred compensation accounts to the extent such interest was in excess of certain long-term rates prescribed by the Internal Revenue Code, and certain relocation expenses.
(6) Messrs. Hempstead and Waters joined the Company in 1999 and
Mr. McCullough joined the Company in 2000.
		The Company may provide to key employees who are relocating interest free, fully-secured housing or bridge loans for up to five years which are generally repaid through regular payroll deductions. At December 31, 2000, the Company had a total of $1,952,835 of loans outstanding to all key employees, including a total of $1,357,120 outstanding to seven officers, four of whom are not named above. Pursuant to the employee housing loan program the following named executive officers relocated and had such a loan outstanding during the prior fiscal year. The highest amount outstanding during the year and the balance at December 31, 2000 was as follows for such officers: Peter R.
Hempstead, $250,000 and $236,250; Ronald V. Waters, $250,000 and
$242,500; and Gary E. McCullough, $250,000 and $241,250,
respectively.


WRIGLEY STOCK OPTION PROGRAM

The following tables reflect the activity under the Wrigley
Stock Option Program during 2000.







OPTION/SAR GRANTS IN LAST FISCAL YEAR
																		         Potential Realizable Value At
																		Assumed Annual Rates of Stock Price
										Individual Grants                                       Appreciation For Option Term
(A)	                             (B)		               (C)                (D)              (E)               (F)            (G)
							Number of        Percent of Total
							Securities       Options/SARs
                               Underlying       Granted to           Exercise or
						  Options/SARs     Employees In         Base Price       Expiration
Name					  Granted (#)      Fiscal Year(%)       ($/Sh)            Date	           5%($)           10%($)

William Wrigley, Jr.				 67,000	8.09            $74.9375        5/23/2010        $3,157,710       $8,001,810
Peter R. Hempstead				 25,000	3.02             74.9375        5/23/2010         1,178,250        2,985,750
Ronald V. Waters				 25,000	3.02             74.9375        5/23/2010         1,178,250        2,985,750
Gary E. McCullough				 20,000	2.41             64.0625        3/06/2010		805,800        2,042,000
Gary E. McCullough				 25,000	3.02             74.9375        5/23/2010         1,178,250        2,985,750
Christafor E. Sundstrom			 17,000	2.05             74.9375        5/23/2010		801,210        2,030,310




		Each option has a ten-year term. Generally, twenty-five percent of each option becomes exercisable one year from the date of grant, and each year thereafter until fully exercisable.

<ENTER>


AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

														     Number of						Value of
Securities Underlying                   Unexercised
     Unexercised	                   In-The-Money
																Options/SARs	                  Options/SARs at
	at Fiscal Year-End(#)                Fiscal Year-End($)
(A)									  (B)	          (C)		         (D)                                 (E)
									Shares
							Acquired On       Value
Name						Exercise (#)    Realized($)   Exercisable/Unexercisable          Exercisable/Unexercisable

William Wrigley, Jr.			  --             --			  14,000/109,000	                 $115,500/$1,745,125
Peter R. Hempstead			  --             --			  15,000/ 50,000	                  270,000/   971,875
Ronald V. Waters			  --             --			  15,000/ 50,000	                  270,000/   971,875
Gary E. McCullough			  --             --			  10,000/ 35,000	                  317,500/   839,375
Christafor E. Sundstrom			  --             --				3,500/ 27,500	                   28,875/   441,500



		The range of grant prices of the options in this table is $64.0625-$87.5625. The closing price of a share of the Company's stock on December 31, 2000 was $95.8130.

LONG-TERM STOCK GRANT PROGRAM
		The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock
Grant Program for the five year performance cycle ending
December 31, 2004.


LONG-TERM INCENTIVE PLANS -- GRANTS IN LAST FISCAL YEAR
																		Estimated Future Payouts
																	 under Non-Stock Price-Based
																	 Plans(1)
(A)									   (B)(1)                (C)             (D)         (E)        (F)
												             Performance
										Number of        or Other
										Shares, Units    Period Until
										or Other         Maturation or     Threshold     Target     Maximum
Name									Rights(3)(2)     Payout            ($ or #)      ($ or #)    (#)

William Wrigley, Jr.						  --           2000-2004	      2,035	  4,070      6,105
Peter R. Hempstead						  --           2000-2004	      1,360	  2,720      4,080
Ronald V. Waters						  --           2000-2004	      1,275	  2,550      3,825
Gary E. McCullough						  --           2000-2004	          0	      0          0
Christafor E. Sundstrom						  --           2000-2004	        625	  1,250      1,875


(1) Estimated future payouts are at target, based on the Company's total stockholder return (stock price appreciation plus reinvested dividends) for the five year performance being equal to the total return for the Standard & Poor's 500 Food Group Index for the same period. The threshold amount is 50% of the target and the maximum amount is 150% of the target amount. The target also assumes that the individual named remains employed by the Company and in the same position during the 2000-2004 performance cycle.

(2) The number of shares, units or other rights granted in 2000 are set forth under column (e) of this table.

PENSION PLAN
	The Wrigley Retirement Plan is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the parent and domestic associated companies.
Credited service accrues from the date of employment.

	Retirement benefits are calculated by multiplying the product of 1.5% times the years of service by the final average eligible pay for the three highest consecutive years in the last ten years before retirement, less 1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

<ENTER>

	The table below illustrates various estimated annual pension benefits generated by the plan formula, assuming retirement at the plan's normal retirement age, when combined with an estimated annual Social Security benefit of $16,500.



					YEARS OF SERVICE
   ELIGIBLE
   REMUNER-
   ATION	 10	   20	   30	   40	   50
                        <C.

$  200,000	44,310	72,720	101,130	129,540	157,950
   250,000	51,810	87,720	123,630	159,540	195,450
   300,000	59,310	102,720	146,130	189,540	232,950
   350,000	66,810	117,720	168,630	219,540	270,450
   400,000	74,310	132,720	191,130	249,540	307,950
   500,000	89,310	162,720	236,130	309,540	382,950
   600,000	104,310	192,720	281,130	369,540	457,950


	Eligible remuneration for officers is only base salary. The current base salary of the Chief Executive Officer and the next four most highly compensated executive officers is set forth in column (c) in the Summary Compensation Table on page 12. The credited years of service as of December 31, 2000 for each named executive officer are as follows: William Wrigley, Jr., 15; Peter
R. Hempstead, 1; Ronald V. Waters, 1; and Christafor E.
Sundstrom, 20.

	To the extent that an individual's annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder, (including, among others, the limitation on annual benefits payable a under qualified plan ($130,000 in 2000)), such excess benefits may be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

CERTAIN TRANSACTIONS
	Mr. Wrigley, Jr., the Company's President and Chief
Executive Officer, serves on the Board of Directors of divineInterventures, Inc., a Chicago based technology company.
In 2000, the Company paid divineInterventures, Inc.
approximately $100,000 for consulting services relating to the Company's e-Business initiatives.

AUDIT COMMITTEE DISCLOSURE
	The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New
York Stock Exchange, all of the members of the Audit Committee are independent.

	In 2000, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. Fees for the last fiscal year were: Audit --
$1,300,000; and Other -- $1,400,000 which includes audit related
-- $200,000; and all other non-audit -- $1,200,000.

REPORT OF THE AUDIT COMMITTEE

	In connection with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

			THE AUDIT COMMITTEE
			Richard Smucker, Chairman

Thomas A. Knowlton
Melinda A. Rich Alex
Shumate
<ENTER>

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
	The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges. Copies of these reports must also be furnished to the Company.
	Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 2000 its executive officers, directors and 10% holders complied with all filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF
STOCKHOLDERS

	If any stockholder intends to present a proposal to be considered for Meeting of Stockholders, the proposal must be in proper form and received by the Secretary of the Company on or before October 9, 2001. In addition, if a stockholder intends to present a proposal for action at the 2002 Annual Meeting of Stockholders, the stockholder must provide the Company with notice thereof by December 20, 2001.

OTHER BUSINESS

	The Company's management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

			Howard Malovany, Secretary and General Counsel

Chicago, February 6, 2001


<ENTER>

EXHIBIT A

Audit Committee Charter for
Wm. WRIGLEY Jr. Company
ORGANIZATION
		The Audit Committee of the Board of Directors shall be comprised of at least three directors each of whom is independent of management and the Company. Members of the Audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise, both as interpreted by the Company's Board of Directors in its business judgment.
STATEMENT OF POLICY
		The Audit Committee's role is to oversee and monitor Company management's and the independent auditor's participation in the financial reporting process. The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting and the Company's reporting practices and the quality of its financial reports. In so doing, it is the responsibility of the Audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.
Responsibilities
		In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
The Audit committee will:
- Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate, but at least annually.

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company, its divisions and subsidiaries.

- Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, and it is the Board of Directors and the Audit Committee who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

- Meet with the independent auditors and financial management of the Company to review (1) the scope of the proposed audit and timely quarterly reviews for the current year, (2) the procedures to be utilized to carry out the audit and reviews, and (3) the adequacy of the independent auditor's compensation. At the conclusion of such audit or review any comments or recommendations of the independent auditors will be considered.

-	Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit committee periodically should review Company policy statements to determine their adherence to the Code of Business Conduct.

<ENTER>

- Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

- Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

- Review with management and the independent auditors the financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied that the financial statements to be presented to stockholders are presented fairly in all material respects. Review with financial management and the independent auditors the results of their timely analysis of significant reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability of accounting principles. The review would include such matters as the consistency of the application of the Company's accounting policies and the clarity, consistency, and completeness of the Company's accounting information contained in the financial statements and related disclosures, as well as items that have a significant impact on the representational faithfulness, verifiability, neutrality, and consistency of the accounting information included in the financial statements.

- Provide sufficient opportunity for each of the internal and independent auditors to meet separately with the members of the Audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

- Report the results of the annual audit to the Board of Directors. If requested by the board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors' questions.

-	On an annual basis, obtain from the independent auditors a
written communication delineating all relationships and professional services between the independent auditors and the Company as required by Independence Standards Board Standard
No. 1 - Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take appropriate action to ensure the continuing independence of the auditors.

-	Review the matters discussed at each Audit committee meeting
with the Board of 	Directors.

-	Investigate any matter brought to its attention within the
scope of its duties with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.

-	Review and approve the Company's disclosure with respect to the
Audit Committee in the proxy statement for its annual meeting of shareholders. In addition, include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

-	On an annual basis, as required by the applicable regulating agency, submit a written confirmation regarding (1) any determination that the Company's Board of Directors made regarding the independence of the members of the Audit
Committee, their financial literacy or financial management expertise and (2)the Committee's annual review and assessment of the adequacy of the Committee's Charter.

<ENTER>

The Gleacher Center is located one block East of the Wrigley
Building.

[Gleacher Center Map]

THE UNIVERSITY OF CHICAGO, GLEACHER CENTER
450 North Cityfront Plaza Dr.
Chicago, Illinois 60611
312.464.8787

<ENTER>

[William Wrigley Jr. Company Globe & Spear Logo]

<ENTER>

WM. WRIGLEY JR. COMPANY						PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 8, 2001.
THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATION IS MADE, ALL SHARES OF BOTH CLASSES OF STOCK WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE ELECTION OF DIRECTORS, AND FOR THE APPOINTMENT OF AUDITORS.
The stockholder represented herein appoints William Wrigley, Jr., Richard K. Smucker, Howard Malovany or any of them proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held at the Gleacher Center, Chicago, Illinois on March 8, 2001, at 9:00 a.m., and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


1. ELECTION OF DIRECTORS					  2. APPOINTMENT OF AUDITORS
The nominees are:						     To ratify the appointment of independent auditors,
O1 JOHN F. BARD, 02 THOMAS A. KNOWLTON,		     Ernst & Young LLP, for the year ending
03 PENNY PRITZKER, 04 MELINDA R. RICH             Young LLP, for the year
05 STEVEN B. SAMPLE, 06 ALEX SHUMATE,             ending December 31, 2001.
07 RICHARD K. SMUCKER, 08 WILLIAM WRIGLEY, JR.




YOUR VOTE IS IMPORTANT!

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD AND
RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may revoke your proxy and vote in person.
Change of address:
(If you have written in the above space, please mark the "Change of Address" box on the reverse side of this proxy card.)
/\FOLD AND DETACH HERE/\

Wm. Wrigley Jr. Company stockholders can not vote their shares over the telephone or the Internet. This eliminates the need to return the proxy card.
To vote your shares over the telephone or the Internet you must have your proxy card and Social Security Number available. The Voter Control Number that appears in the box on the reverse side of this proxy card just below the perforation must be used in order to vote by telephone or over the Internet. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.
1.	To Vote over the telephone:
On a touch-tone telephone call toll free 1-877-PRX-VOTE (1877-779-8683). If you are calling from outside the
United States, you may 	call 1-201-536-8073.

2.	To vote over the Internet:
	Log on to the Internet and go the web site http://www.eproxyvote.com/wwy.
Your vote over the telephone or the Internet instructs the Trustee in the same manner as if you marked, signed, dated and returned your proxy card.

If you choose to vote your shares over the telephone or the Internet, there is no need for you to mail back your proxy card.
Your vote is important. Thank you for voting.

<ENTER>

[X] PLEASE MARK YOUR						    6700
		VOTES AS IN THIS
		EXAMPLE.
THIS PROXY CARD REPRESENTS ALL SHARES OF WRIGLEY STOCK (BOTH
COMMON AND CLASS B COMMON) HELD IN THE REGISTRATION INDICATED
BELOW. FOR EMPLOYEE STOCKHOLDERS, THIS INCLUDES YOUR SHARES HELD
IN THE SPECIAL INVESTMENT AND SAVINGS PLAN.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                   FOR	   WITHHELD					 FOR  AGAINST  ABSTAIN
1. Election of     [ ]	      [ ]			 2. Appointment of Auditors  [ ]    [ ]	    [ ]
	Directors							    (see reverse)
	(see reverse)
*For all nominee(s) except vote  withheld from the following:




												Change of
												Address
												(see reverse)
												    [ ]

Note: Please sign exactly as
name appears on this
card. Joint owners should
each sign personally.
Corporation proxies
should be signed by an
authorized officer.
Executors,
administrators, trustees,
etc. should so indicate
when signing.

SIGNATURE(S)    DATE

/\ FOLD AND DETACH HERE/\

[GLOBE & SPEAR LOGO] WM. WRIGLEY JR. COMPANY
WRIGLEY BUILDING - 410 N. MICHIGAN AVENUE, CHICAGO ILLINOIS
60611 TELEPHONE: 312-644-2121 - INTERNET HTTP://WWW.WRIGLEY.COM

FEBRUARY 6, 2001
Dear Stockholder:
You are cordially invited to attend the 98th Annual Meeting of
Stockholders of the Wm. Wrigley Jr. Company, which will be held at the University of Chicago, Gleacher Center, 450 North
Cityfront Plaza Drive, Sixth Floor, Chicago, Illinois, at 9:00
a.m. on Thursday, March 8, 2001.
The accompanying Notice of Annual Meeting of Stockholders and
Proxy Statement describe the items to be considered and acted upon by the stockholders.
Whether or not you plan to attend this meeting, please sign, date and return your proxy card above, or vote over the phone or
Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you
attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be
represented.
											Sincerely
											/s/ William Wrigley, Jr.
											WILLIAM WRIGLEY, JR.
											President and
											Chief Executive Officer